UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 27, 2007
CARIBOU COFFEE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-51535	41-1731219
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation

3900 Lakebreeze Avenue,
North,
Brooklyn Center, MN
(Address of principal executive	55429
offices)	(Zip Code)
Registrant’s telephone number, including area code: 763-592-2200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01. Financial Statements and Exhibits.
Signature
Public Release

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On August 27, 2007, the Board of Directors of Caribou Coffee Company, Inc. (the “Company”) increased the number of members of the Board of Directors to eight and appointed Ms. Sarah Palisi Chapin and Mr. Gary A. Graves to serve as directors for the Company. Ms. Palisi Chapin and Mr. Graves will serve on various committees to be determined at a later date. Both Ms. Palisi Chapin and Mr. Graves will serve as independent directors as defined by rules of the NASDAQ Stock Market, Inc. (“NASDAQ”). With the addition of Ms. Palisi Chapin and Mr. Graves five of the eight Directors of the Company are independent directors.
     On March 7, 2007, the Company received a letter from the staff of the Listing Qualifications Department of Nasdaq, notifying the Company that as a result of the Board of Directors vacancy created by the resignation of Rosalyn Mallet as a director on March 5, 2007, the Company did not comply with Nasdaq’s Marketplace Rule 4350, which requires companies to have a majority of independent directors as defined by the Nasdaq rules. Consistent with Marketplace Rule 4350 (c) (1), the Company had a cure period. As a result of the addition of Ms. Palisi Chapin and Mr. Graves as independent directors within the cure period, the Company now has a majority of independent directors and complies with NASDAQ’s Marketplace Rule 4350.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Description
99.1	Public release of Caribou Coffee Company, Inc. dated August 27, 2007

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, hereunto duly authorized.
Date: August 27, 2007

CARIBOU COFFEE COMPANY, INC.
By:	/s/ George E. Mileusnic
George E. Mileusnic
Chief Financial Officer